U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 5, 2004


                            LEXINGTON RESOURCES, INC
                    (formerly known as Intergold Corporation)
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



         0-25455                                       88-0365453
(Commission file number)                   (I.R.S. Employer Identification No.)





                            7473 West Lake Mead Road
                             Las Vegas, Nevada 89128
                    (Address of Principal Executive Offices)


                                 (360) 332-1354
                           (Issuer's telephone number)


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Items 1 through 6 and 8 not applicable.

Item 7.  Financial Statements .
         (a) Financial Statements of Businesses Acquired.

         On November 19, 2003, Intergold Corporation (now known as Lexington Resources, Inc.), Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company ("Lexington"), and the shareholders of Lexington (the "Lexington Shareholders") entered into a share exchange agreement (the "Agreement"). Pursuant to the terms of the Agreement: (i) the Company acquired from the Lexington Shareholders one hundred percent (100%) of the issued and outstanding shares of common stock of Lexington; (ii) the Company issued 3,000,000 shares of its restricted Common Stock to the Lexington Shareholders in proportion to their respective holdings in Lexington; and (iii) the Company granted 1,000,000 Stock Options to current optionees of Lexington.

         In accordance with the terms of the Agreement: (i) Lexington is a wholly-owned subsidiary of the Company; (ii) the Company changed its name to "Lexington Resources, Inc." and its trading symbol to "LXRS"; and (iii) the Company's sole business operations are as a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States.

         On approximately November 21, 2003, the Company disclosed the acquisition of Lexington in a report on Form 8-K. The Company is required to provide a pro forma consolidated statement of stockholders' equity reflecting the acquisition of Lexington as if it occurred as at the date of the last filing of the Company's Quarterly Report on Form 10-QSB for the nine-month period ended September 30, 2003. However, Lexington Oil & Gas Ltd. Co. was incorporated on September 29, 2003. Therefore, Lexington does not have two completed fiscal years for which financial statements can be prepared and audited nor does Lexington have a completed fiscal year for 2003 for which interim unaudited financial statements can be prepared.

         Management of the Company has determined that no financials or pro forma financial statements for Lexington are required to be provided in a subsequent report on Form 8-K. The acquisition of Lexington will be fully disclosed in the Company's Annual Report on Form 10-KSB and the Company's audit financial statements for fiscal year ended December 31, 2003 will include those of Lexington for all period shown.


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                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                            LEXINGTON RESOURCES INC.


Date: April 5, 2004         By:/s/ GRANT ATKINS
                            ------------------------
                            Grant Atkins, President